CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements No. 333-51219; 333-108994 and 333-208408 of The Procter & Gamble Company on Form S-8 of our report dated 24 September 2025, relating to the financial statements of The Procter & Gamble Ireland Employee Share Ownership Plan (1998), appearing in this Annual Report on Form 11-K for the year ended 30 June 2025.

/s/Deloitte LLP

DELOITTE LLP

Manchester, United Kingdom

24 September 2025